SHARE EXCHANGE AGREEMENT

	AGREEMENT dated February 23, 2006 by and among CRSI GROUP, INC., a Florida corporation (hereinafter referred to as "CRSI") and the individual signatories to this agreement, being all of the shareholders of SCIENTIFIC INDUSTRIAL FIRM DANK LLC. , CENTRAL GEOPHYSICAL EXPEDITION LLC. and A-FIDAN, LLC., each a limited liability company organized under the laws of the Republic of Kazakhstan (all of said shareholders being hereinafter referred to collectively as the " EXCHANGING SHAREHOLDERS").

	WHEREAS, each of SCIENTIFIC INDUSTRIAL FIRM DANK LLC., CENTRAL GEOPHYSICAL EXPEDITION LLC. and A-FIDAN, LLC. is a limited liability company organized under the laws of the Republic of Kazakhstan (each being referred to herein as an "Operating Company" and all being referred to herein collectively as the "Operating Companies"); and

	WHEREAS, the EXCHANGING SHAREHOLDERS, collectively, own all of the equity in each of the Operating Companies that will be transferred hereunder; and

	WHEREAS, the EXCHANGING SHAREHOLDERS desire to transfer to CRSI and CRSI desires to acquire a controlling equity interest in the Operating Companies;

	NOW, THEREFORE, it is agreed:

        1. Definitions. As used herein, the following terms shall have the meanings set forth below:

        a. "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of CRSI or any of the OPERATING COMPANIES.

        b. "BV-Corp" means a corporation to be formed by the EXCHANGING SHAREHOLDERS under the laws of the Netherlands, which will at the Closing own the Operating Company Equity (as defined below).

        c. "GAAP" means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

        d. "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

        d. "Operating Company Equity" means ninety-five (95%) percent of the equity in SCIENTIFIC INDUSTRIAL FIRM DANK LLC., CENTRAL GEOPHYSICAL EXPEDITION LLC. and A-FIDAN, LLC.

        e. "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

              (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

              (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

              (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

        e. "Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        2.    Share Exchange.

        a. Prior to the Closing Date (defined herein), the EXCHANGING SHAREHOLDERS shall organize the BV-Corp and shall transfer the Operating Company Equity to the BV-Corp in exchange for shares of the BV-Corp. The percentage ownership that each of the EXCHANGING SHAREHOLDERS will have in the BV-Corp is set forth on Schedule 2(a) hereto.

        b. On the Closing Date (defined herein), the EXCHANGING SHAREHOLDERS shall transfer and assign to CRSI all of the outstanding capital stock of the
BV-Corp.   The EXCHANGING SHAREHOLDERS represent and warrant that upon delivery to CRSI of certificates for said Shares, all of the right, title and interest in said shares will be transferred to CRSI free of Liens, claims and encumbrances.

        c. On the Closing Date, CRSI shall issue to the EXCHANGING SHAREHOLDERS a total of fifty-six million (56,000,000) shares of CRSI common stock. The shares will be allocated among the EXCHANGING SHAREHOLDERS in proportion to the relative interests of the EXCHANGING SHAREHOLDERS in the BV-Corp, as set forth on Schedule 2(a) hereto. No fractional shares will be issued; in lieu thereof, the number of shares issued to each EXCHANGING SHAREHOLDER will be rounded up to the next whole share. CRSI warrants that the common stock, when so issued, will be duly authorized, fully paid and non-assessable.

        d. The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The parties further intend that the issuance of the common stock by CRSI to the EXCHANGING SHAREHOLDERS shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

        3. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of CRSI at 11:00 A.M. on the first business day after the closing conditions set forth in Section 7 have been satisfied or such other date as the parties hereto shall agree upon, but not later than May 31, 2006 unless extended by the written agreement of all the parties. As used herein, "Closing Date" means the date on which the Closing occurs.

        4. Warranties and Representations of Exchanging Shareholders. In order to induce CRSI to enter into this Agreement and to complete the transaction contemplated hereby, each EXCHANGING SHAREHOLDER warrants and represents to CRSI as follows with respect to himself, with respect to the Operating Company Equity owned by such SHAREHOLDER, and also with respect to the OPERATING COMPANY that issued such Equity. For further clarity, each reference to the OPERATING COMPANY made by an EXCHANGING SHAREHOLDER in this
Section 4 refers to each OPERATING COMPANY that issued Operating Company Equity to the Shareholder, as set forth in Schedule 2(a).

        a. Organization and Standing. The OPERATING COMPANY is a limited liability company duly organized, validly existing and in good standing under the laws of the Republic of Kazakhstan. The OPERATING COMPANY is qualified to do business in the Republic of Kazakhstan to the extent required by the laws of Kazakhstan, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Charter and Foundation Agreement of the OPERATING COMPANY previously delivered to CRSI are true and complete as of the date hereof.

        b. Capitalization. There are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which the OPERATING COMPANY or the EXCHANGING SHAREHOLDER is bound, calling for the issuance of any additional equity securities of the OPERATING COMPANY. All of the outstanding equity interests of the OPERATING COMPANY have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws.

        c. Ownership of Operating Company Equity. The EXCHANGING SHAREHOLDER is the sole owner of that portion of Operating Company Equity set forth opposite his name in Schedule 2(a), free and clear of all liens, encumbrances, and restrictions whatsoever. By the transfer of the Operating Company Equity to the BV-Corp prior to the Closing, the BV-Corp will thereby acquire good and marketable title to 95% of the equity interest in each of SCIENTIFIC INDUSTRIAL FIRM DANK LLC., CENTRAL GEOPHYSICAL EXPEDITION LLC. and A-FIDAN, LLC., free and clear of all Liens, encumbrances and restrictions of any nature whatsoever. The transfer to the BV-Corp will have been properly registered with the government of the Republic of Kazakhstan prior to the Closing.

        d. Corporate Records and Management. All of the books and records of the OPERATING COMPANY including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by the OPERATING COMPANY with any government agency with respect to the business and operations of the OPERATING COMPANY have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with. Schedule 4(d) attached hereto sets forth the name and address of each member of the Board of Directors of each OPERATING COMPANY and each member of the Executive Body of each OPERATING COMPANY.

        e. Governmental Consent. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority is required in connection with the execution and delivery of this Agreement by the OPERATING COMPANY or the consummation of the transactions contemplated hereby.

        f. Taxes. The OPERATING COMPANY has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of the OPERATING COMPANY other than Liens for Taxes not yet due and payable.

        g. Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting the OPERATING COMPANY or against the members of its Board of Directors or the members of its Executive Body or against the EXCHANGING SHAREHOLDERS that arose out of their operation of the OPERATING COMPANY. Neither the OPERATING COMPANY nor any of the EXCHANGING SHAREHOLDERS is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of the OPERATING COMPANY.

        h. Operating Company Financial Statements. The EXCHANGING SHAREHOLDERS have delivered to CRSI the financial statements of each OPERATING COMPANY for the years ended December 31, 2005 and 2004 (the "OPERATING COMPANY
Financial Statements").   The OPERATING COMPANY Financial Statements present
fairly in all material respects the financial condition of each OPERATING COMPANY as of the dates thereof and the results of its operations for the periods identified therein.

        i.    Absence Of Certain Changes Or Events.  Except as set forth on
Schedule 4(i), to the knowledge of the EXCHANGING SHAREHOLDER, since December 31, 2005:

        (A) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition of the OPERATING COMPANY or (ii) any damage, destruction, or loss to the OPERATING COMPANY (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of the OPERATING COMPANY; and

        (B) The OPERATING COMPANY has not (i) amended its Charter or its Foundation Agreement; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; or (iii) other than pursuant to any existing employment agreement, made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee.

        j. Ownership of Assets. Except as specifically identified in the OPERATING COMPANY Financial Statements, the OPERATING COMPANY has good, marketable title, without any Liens or encumbrances of any nature whatever, to its assets, properties and rights of every type and description that are reflected on the OPERATING COMPANY Financial Statements. As of the date of this Agreement and as of the Closing Date, the OPERATING COMPANIES hold and will hold valid, enforceable undivided mineral leases to properties having proven reserves of approximately 4,000,000 barrels of oil.

        k.    Exploration License.   A-Fidan, LLC owns all of the equity
interest in Kor-Tazh LLP.   Kor-Tazh LLP holds a valid and enforceable
exploration and production license granted by the Ministry of Energy and Mineral Resources of the republic of Kazakhstan, as set forth in the "Deed of the State Registration of the Contract for Subsurface Use Operations," which is registered by the Ministry as Registration No. 1483 (the "License"). Kor-Tazh LLP holds the License free of Liens, claims and encumbrances. None of the transactions contemplated by this Agreement, including the organization of the BV-Corp, will limit or interfere with the rights of Kor-Tazh LLP under the License.

        l. No Interest in Suppliers, Customers, Creditors or Competitors. Except as specifically identified in the OPERATING COMPANY Financial Statements, neither the EXCHANGING SHAREHOLDERS nor any member of their respective families have any interest of any nature whatever in any supplier, customer, creditor or competitor of any OPERATING COMPANY.

        m. No Debt Owed to Exchanging Shareholders. Except as specifically identified in the OPERATING COMPANY Financial Statements, the OPERATING COMPANY does not owe any money, securities, or property to any of the EXCHANGING SHAREHOLDERS or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly.

        n. Validity of the Agreement. This Agreement has been duly executed by the EXCHANGING SHAREHOLDER and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors' rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Charter or the Foundation Agreement of the OPERATING COMPANY, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which the OPERATING COMPANY or the EXCHANGING SHAREHOLDER is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by the OPERATING COMPANY can continue to be so conducted after completion of the transaction contemplated hereby.

        o. Compliance with Laws. The OPERATING COMPANY's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. The OPERATING COMPANY is not in violation of any law, ordinance or regulation of the Republic of Kazakhstan or of any other jurisdiction. The OPERATING COMPANY holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect. The OPERATING COMPANY holds all permits and licenses necessary in order to expatriate profits from the Republic of Kazakhstan to shareholders outside Kazakhstan.

        p. Finders. Other than George Faris, the EXCHANGING SHAREHOLDERS have not employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual other than George Faris a valid legal claim to a finder fee. The EXCHANGING SHAREHOLDERS will pay and deliver to George Faris the entirety of the agreed-upon finder's fee which is stipulated in the Amended Finder's Agreement dated February 23 signed between Finder and the Operating Company by reason of the execution of this Agreement and closing of the transactions contemplated hereby.

        5. Warranties and Representations of CRSI. In order to induce the EXCHANGING SHAREHOLDERS to enter into this Agreement and to complete the transaction contemplated hereby, CRSI warrants and represents to the EXCHANGING SHAREHOLDERS that:

        a. Organization and Standing. CRSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.
 CRSI is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such state, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of CRSI previously delivered to the EXCHANGING SHAREHOLDERS are true and complete as of the date hereof. CRSI has not conducted any revenue-producing business operations within the past six months.

        b. Capitalization. CRSI's entire authorized capital stock consists of 200,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. On the Closing Date there will be 6,000,000 shares of CRSI Common Stock issued and outstanding. There are no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which CRSI is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

        c. Corporate Records. All of CRSI's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; all of said books and records will be delivered to CRSI's new management at the Closing.

        d. CRSI Financial Condition. On the Closing Date, the aggregate of all liabilities of CRSI and its subsidiaries of any kind or nature, whether choate, inchoate or contingent, will not exceed Ten Thousand Dollars ($10,000).

        e. Significant Agreements. On the Closing date, CRSI will not be bound by any contract, agreement, lease, commitment, guarantee or arrangement of any kind that will impose any material liability on CRSI.

        f. Taxes. CRSI has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of CRSI other than Liens for Taxes not yet due and payable.

        g. Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting CRSI or against CRSI's Officers or Directors that arose out of their operation of CRSI. CRSI is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

        h. Validity of the Agreement. All corporate and other proceedings required to be taken by CRSI in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by CRSI, and constitutes a valid and binding obligation of CRSI except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, CRSI's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which CRSI is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

        i. Trading Status. CRSI's common stock is quoted for trading on the Pink Sheets, with the symbol "CRSX."

        j.    SEC Status.     CRSI is a reporting company pursuant to Section
15(d) of the Securities Exchange Act of 1934. Prior to the Closing, CRSI will have filed all reports required by the applicable regulations of the SEC. All of the filings by CRSI under the Exchange Act within the past three years were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

        k. Compliance with laws. CRSI's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. CRSI is not in violation of any applicable law, ordinance or regulation.

        l. Finders. CRSI has not employed or utilized any finder in connection with this transaction, and the execution of this Agreement and the carrying out of its purposes will not give any individual a valid legal claim to a finder fee.

        6.    Pre-Closing Covenants.

        a. Tax-Free Exchange. The Parties intend that the transactions contemplated by this Agreement qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The Parties will take the position for all purposes that the said transactions qualify under said
Section 351.

        b. Announcement. Prior to the Closing, no Party hereto nor any OPERATING COMPANY shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. The Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law. Upon execution of this Agreement, CRSI shall file a Current Report on Form 8-K with the SEC and will issue a press release, which shall be delivered to the EXCHANGING SHAREHOLDERS for review at least two days before issuance.

        c.    Access to Information

              (A) Inspection by Operating Companies. CRSI will make available for inspection by the OPERATING COMPANIES, during normal business hours, all of CRSI's records (including tax records), books of account, premises, contracts and all other documents in CRSI's possession or control that are reasonably requested by the OPERATING COMPANIES to inspect and examine the business and affairs of CRSI. CRSI will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of the OPERATING COMPANIES concerning the business and affairs of CRSI. The OPERATING COMPANIES will treat and hold as confidential any information they receive from CRSI in the course of the reviews contemplated by this Section 6c(A). No examination by the OPERATING COMPANIES will, however, constitute a waiver or relinquishment by the EXCHANGE SHAREHOLDERS of their rights to rely on CRSI's covenants, representations and warranties made herein or pursuant hereto.

              (B) Inspection by CRSI. The EXCHANGING SHAREHOLDERS will cause each of the OPERATING COMPANIES and the BV-Corp to make available for inspection by CRSI, during normal business hours and in a manner so as not to interfere with normal business operations, all of the OPERATING COMPANIES' records (including tax records), books of account, premises, contracts and all other documents in the OPERATING COMPANIES' possession or control that are reasonably requested by CRSI to inspect and examine the business and affairs of the OPERATING COMPANIES, as well as like records and books of the BV-Corp. The EXCHANGING SHAREHOLDERS will cause the managerial employees of the OPERATING COMPANIES and their regular independent accountants to be available upon reasonable advance notice to answer questions of CRSI concerning the business and affairs of the OPERATING COMPANIES. CRSI will treat and hold as confidential any information it receives from the OPERATING COMPANIES and the BV-Corp in the course of the reviews contemplated by this Section 6c(B). No examination by CRSI will, however, constitute a waiver or relinquishment by CRSI of its rights to rely on the EXCHANGING SHAREHOLDERS' covenants, representations and warranties made herein or pursuant hereto.

              (C) Delivery of Information. In order to facilitate the inspection of information pursuant to this Section 6, each party will promptly deliver to the other by email, by fax or by hand-delivered photocopy any document reasonably requested by the other for purposes of such inspection.

        7.    Conditions Precedent to Closing.

        a. Conditions Precedent to Obligations of the Exchanging Shareholders. The obligations of the EXCHANGING SHAREHOLDERS under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

              (A) CRSI's representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the President and the Chief Financial Officer of CRSI shall each have delivered to the EXCHANGING SHAREHOLDERS a certification to such effect.

              (B) CRSI shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

              (C) The total outstanding capital stock of CRSI shall consist of 6,000,000 shares of common stock, and there shall be outstanding no rights, warrants, options or securities convertible into common stock of CRSI.

              (D) CRSI's common stock will continue to be quoted for trading on the Pink Sheets.

              (E) The EXCHANGING SHAREHOLDERS shall have completed to their own satisfaction due diligence with respect to CRSI.

              (F) Since the date of this Agreement, CRSI shall have not suffered any material adverse event.

              (G) CRSI shall have prepared a Current Report on Form 8-K concerning the Closing that complies with the applicable Rules of the SEC and shall have delivered the Report to the EXCHANGING SHAREHOLDERS for review.

              (H) All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the EXCHANGING SHAREHOLDERS and their counsel, and the EXCHANGING SHAREHOLDERS and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

	b.	Conditions Precedent to Obligations of CRSI.  The obligations of the CRSI under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

              (A) Except to the extent that the transfer of the Operating Company Shares to the BV-Corp necessitates certain changes, the representations and warranties of the EXCHANGING SHAREHOLDERS contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Chairman of the BV-Corp shall have delivered to CRSI a certification to such effect.

              (B) The EXCHANGING SHAREHOLDERS shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

              (C) CRSI shall have completed to its own satisfaction due diligence with respect to THE OPERATING COMPANIES and the BV-Corp.

              (D) Since the date of this Agreement, none of the OPERATING COMPANIES shall have suffered any material adverse event.

              (E) No less than two weeks prior to the Closing, the EXCHANGING SHAREHOLDERS shall have delivered to CRSI such information as it had requested for including in the Current Report on Form 8-K that it will file to report the Closing. Included in the information delivered will be the reserve report for the Kor-Tazh LLP oil license prepared by an SEC qualified engineering firm as well as the financial statements of each of the OPERATING COMPANIES and of the BV-Corp, each with an unqualified audit report of an independent public accountant registered with the PCAOB.

              (F) All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to CRSI and its counsel, and CRSI and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

        8.    Deliveries at Closing

a.	At the Closing the EXCHANGING SHAREHOLDERS shall deliver to CRSI the following:

              A. Certificates for the shares of the BV-Corp duly endorsed for transfer to CRSI.

              B.  The Certification of the Chairman of the BV-Corp described in
Section 7b(A) hereof.

              C. A bank check or wire transfer in U.S. Dollars in an amount equal to fifty percent (50%) of the legal and audit fees and expenses incurred by CRSI in connection with the negotiation and preparation of this agreement, the preparation of filings with the SEC as a result of this agreement and the Closing, and preparation of the closing documents., all as demonstrated by detailed bills delivered to the EXCHANGING SHAREHOLDERS prior to the Closing, but in any event not to exceed $18,000.

              D. An opinion of legal counsel to the EXCHANGING SHAREHOLDERS to the effect that (i) the OPERATING COMPANIES are duly incorporated and in good standing under the laws of the Republic of Kazakhstan, (ii) that the BV-Corp has acquired good and marketable title to (i) 95% of the equity interests in each of SCIENTIFIC INDUSTRIAL FIRM DANK LLC., CENTRAL GEOPHYSICAL EXPEDITION LLC., , and A-FIDAN LLC, and (iii) that after due inquiry counsel is not aware of any legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting any of the OPERATING COMPANIES.

              E. An opinion of legal counsel to the EXCHANGING SHAREHOLDERS to the effect that (i) the BV-Corp is duly incorporated and in good standing under the laws of the Netherlands, and (ii) that the delivery of the certificates recited in 8aA above will vest in CRSI good and marketable title to 100% of the outstanding capital stock of the BV-Corp.

b.	At the Closing, CRSI shall deliver to the EXCHANGING SHAREHOLDERS the following:

              A. Certificates for fifty-six million (56,000,000) shares of CRSI common stock in the names and individual quantities specified on Schedule 2a hereto.

              B. The Certification of the President and Chief Financial Officer of CRSI described in Section 7a(A) hereof.

              C. A certificate of good standing issued by the Florida Secretary of State with respect to CRSI within seven days prior to the Closing Date.

              D. A certification signed by the Secretary of CRSI attesting to the adoption and continuing effectiveness of resolutions of the CRSI Board of Directors (i) ratifying and approving this Agreement, and (ii) electing to serve as the members of the CRSI Board of Directors effective on the completion of the Closing such individuals as have been designated by the EXCHANGING SHAREHOLDERS for that purpose.

              E. The resignations of all of the officers and directors of CRSI effective on the completion of the Closing.

              F.  All books and records of CRSI.



        9. Termination. This Agreement may be terminated at any time before or at Closing, by:

        a.    The mutual agreement of the parties;

        b. Any party if the Closing has not occurred by July 31, 2006, unless extended by written agreement of the parties;

        c. Any party if any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof;

        d. Without any action on the part of the Parties if required by Applicable Law.

	Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

        10. Restriction on Resale. The CRSI Common Shares to be issued by CRSI to the EXCHANGING SHAREHOLDERS hereunder will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until: (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) CRSI receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for CRSI, that an exemption from the registration requirements of the Securities Act of 1933 is available.

	The certificates representing the shares which are being issued to the EXCHANGING SHAREHOLDERS pursuant to this Agreement and to Warner shall contain a legend substantially as follows:

  "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CRSI GROUP. INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR CRSI GROUP, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

	11.	Confidentiality.   CRSI, on the one hand, and each of the
EXCHANGING SHAREHOLDERS, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 6c hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that
(i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 13.

	12.	Restriction on Recapitalizations.  Each of CRSI and the
EXCHANGING SHAREHOLDERS covenants that at no time prior to the second anniversary of the Closing will CRSI effect any reverse stock split or other combination of its shares of common stock. This covenant is made for the benefit of the shareholders of CRSI, each of whom shall be deemed a third party beneficiary of this covenant alone.

	13.	Applicable Law; Arbitration.

	a.	Governing Law.   This Agreement shall be governed by the laws
of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

	b. 	Arbitration.	Any dispute arising out of or in connection
with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration will be New York City, New York, U.S.A. The language to be used in the arbitral proceeding shall be English.

	14. 	Notices.   All notices and other communications under this
Agreement shall be in writing and shall be deemed to have been given or made as follows:

	(a)	If sent by facsimile transmission, when transmitted to the fax numbers noted below and receipt is confirmed by the fax machine; or

	(b)	If personally delivered, when delivered.

	All notices and other communications under this Agreement shall be sent or delivered as follows:

	If to the EXCHANGING SHAREHOLDERS, to:

		Mr. Nurlan S. Janseitov
		211, Mukanova St.
		Almaty, 050026
		Republic of Kazakhstan
		Fax Number:  8(3272) 68-40-44

	with a copy to (which shall not constitute notice):

		Mr. Timur Bergaliyev
		100 B, Furmanov St.
		Almaty 050000
		Republic of Kazakhstan
		Fax Number:  7(3272) 581392

	If to CRSI, to:

		Mr. Jeremy Feakins
		1200 West Penn Grant Road
		Lancaster, PA 17603
		United States of America
		Fax Number:  717-871-6602

with a copy to (which shall not constitute notice):

		Robert Brantl, Esq.
		322 4th Street
		Brooklyn, NY 11215
		Telephone:  718-768-6045
		Facsimile:  718-965-4042

	Each Party may change its address by written notice in accordance with this Section.

	14.	Covenant of Cooperation. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

	15.	Counterparts; Translations.  This Agreement may be executed in multiple facsimile counterparts. Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

	IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

CRSI GROUP, INC.


By: /s/Jeremy Feakins
-------------------------
Jeremy Feakins, President


SCIENTIFIC INDUSTRIAL FIRM DANK LLC. SHAREHOLDERS:


By: /s/ Nurlan S. Janseitov
---------------------------
Nurlan S. Janseitov



CENTRAL GEOPHYSICAL EXPEDITION LLC. SHAREHOLDERS:


By: /s/ Nurlan S. Janseitov
---------------------------
Nurlan S. Janseitov



A-FIDAN LLC. SHAREHOLDERS:


By:  PR-Alpec LLC


By: /s/ Reva Klara
---------------------------
Reva Klara, Director


                         SHARE EXCHANGE AGREEMENT

                               Schedule 2(a)

                         EXCHANGING SHAREHOLDERS

                           Operating            BV-Corp
Shareholder		Company Equity		Shares
-------------------------------------------------------------------
Nurlan S. Janseitov     100% of Operating       To Be Determined
			Company Equity,
                        except As below

PR-Alpec, LLC           100% of Operating Company
			Equity in A-Fidan, LLC